                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ----------------------


      Date of Report (Date of earliest event reported): DECEMBER 21, 1998
                                                        -----------------



                          AVALONBAY COMMUNITIES, INC.
               (Exact name of Registrant as specified in charter)



          MARYLAND                    1-12672                   77-0404318
--------------------------------------------------------------------------------
(State or other jurisdiction  (Commission file number)         (IRS employer
     of incorporation)                                      identification no.)


         2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
--------------------------------------------------------------------------------
              (Address of principal executive offices)  (Zip Code)

                                (703) 329-6300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

COMMENCEMENT OF MEDIUM-TERM NOTES OFFERING

     On December 21, 1998, AvalonBay Communities, Inc., a Maryland corporation (the "Company"), commenced a Medium-Term Note Program (the "Program") which provides that the Company may offer and sell from time to time its Medium-Term Notes Due Nine Months or More from Date of Issue in an aggregate principal amount of up to $400,000,000 (the "MTNs"), as described in the Company's Prospectus Supplement dated September 30, 1998 (the "Prospectus Supplement") to the Company's Prospectus dated August 18, 1998. The Prospectus Supplement was filed with the Securities and Exchange Commission under Rule 424(b)(2) on September 30, 1998. The MTNs will be issued pursuant to the Company's existing registration statement on Form S-3 (Registration No. 333-60875).

     The MTNs will be offered and sold by PaineWebber Incorporated, First Union Capital Markets, J.P. Morgan & Co., NationsBanc Montgomery Securities LLC, and Warburg Dillon Read LLC, as agents for the Company or as principals for resale to investors and other purchasers (the "Agents"), subject to the Company's right to solicit offers from and sell the MTNs itself directly to investors, pursuant to that certain Distribution Agreement among the Company and the Agents dated December 21, 1998 (the "Distribution Agreement"). The MTNs will be issued under an Indenture between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), dated as of January 16, 1998, as supplemented by a First Supplemental Indenture dated as of January 20, 1998, a Second Supplemental Indenture dated as of July 7, 1998, and a Third Supplemental Indenture dated as of December 21, 1998.

RISK FACTORS

     An investment in the MTNs involves various risks. Prospective purchasers of the MTNs should carefully consider the following risk factors. You should read these together with the Company's other reports and documents that we file with the Securites and Exchange Commission, which may include additional or more current information that is important for you to consider.

THE COMPANY MAY FAIL TO MANAGE GROWTH AND INTEGRATE OPERATIONS AFTER THE MERGER

     The Company is the surviving entity from the merger of Avalon Properties, Inc. ("Avalon") with and into Bay Apartment Communities, Inc. (before the merger, "Bay") on June 4, 1998. We have experienced a period of rapid growth as a result of the merger and through the acquisition and development of additional apartment communities. We currently own 147 apartment communities with approximately 42,952 apartment homes (including those under development and redevelopment). This represents an increase of 24,311 from the number of apartment homes in Bay's pre-merger portfolio. In addition, the integration of the departments, systems, operating procedures and information technologies of Bay and Avalon, as well as future acquisitions, developments and redevelopments, will be challenging, and we cannot assure you that we will be able to integrate and manage these operations effectively. If we are unable to successfully manage our growth or integrate these systems and procedures into one operating philosophy, it could materially and adversely affect our results of operations and financial condition.

THE COMPANY MAY NOT REALIZE THE EXPECTED BENEFITS OF THE MERGER

     Based on anticipated savings in expenses and other factors related to the merger, we expect that our FFO per share for the second half of fiscal year 1998 and for future periods will increase compared to FFO per share for Bay prior to the merger. However, these anticipated savings may not be realized and unanticipated costs may arise as a result of the merger. For example, although we believe that we have reasonably estimated the likely costs of integrating the operations of Bay and Avalon, as well as the incremental costs of operating as a combined company, unexpected future operating expenses (such as increased personnel costs, increased property taxes or increased travel expenses) could materially and adversely affect our operations and financial condition. If we do not realize the expected savings or if we incur unexpected costs, the merger could significantly dilute our FFO per share.

THE COMPANY MAY NOT BE ABLE TO CONTINUE ITS EXTERNAL GROWTH RATE

     Our asset base should allow us to access capital for the acquisition, development and redevelopment of apartment communities on more favorable terms than would be available with a smaller asset base. However, we may be forced to limit our acquisition, development and redevelopment activities as we attempt to integrate the operations of Bay and Avalon. Furthermore, we have increased our minimum target returns, particularly for new community acquisitions that do not require redevelopment. As a result of this increase, as well as current market conditions, we anticipate that we will acquire significantly fewer apartment communities during the remainder of 1998, and we believe that this is also likely to be true in 1999. Accordingly, we cannot assure you that our external growth rate will equal or exceed our recent historical external growth rates.

MARKET CONDITIONS AND THE COST OF FINANCING NEW ACQUISITIONS AND DEVELOPMENT MAY LIMIT OUR GROWTH RATE

     The cost of equity and debt financing for new acquisitions and development has recently been increasing. The increased cost of financing, combined with increases in the sales prices of existing apartment communities, results in a lower margin of profit on new acquisitions. While these market conditions continue, we expect that we will acquire fewer existing apartment communities. If the current market conditions continue for an extended period, our current earnings growth rates may decline. As a result, there could be material adverse effects on our ability to pay distributions to our stockholders and on the market prices of our equity securities.

RISKS RELATED TO ACQUISITIONS OF APARTMENT COMMUNITIES

     The acquisition of apartment communities has historically been an important component of our business strategy. When we acquire an apartment community, we expose ourselves to the risk that our investment will fail to generate expected returns, and that estimates of the costs of improvements to bring the acquired community up to standards established for the market position intended for that community, will prove inaccurate. Acquisitions also involve general investment risks associated with any new real estate investment. Although we will undertake an evaluation of the physical condition of each new community before it is acquired, certain defects or necessary repairs may not be detected until after the community is acquired, which could significantly increase our total acquisition costs and reduce the profitability of the acquired community.

RISKS RELATED TO DEVELOPMENT AND REDEVELOPMENT OF APARTMENT COMMUNITIES

     We intend to continue to develop and redevelop apartment home communities using integrated development, redevelopment and underwriting policies derived from the respective strengths of Bay and Avalon. In addition to the risk that we will be unable to successfully integrate these policies, our development and redevelopment activities may be exposed to the following risks:

     * we may abandon development and redevelopment opportunities we have already begun to explore;

     * we may incur construction or reconstruction costs for a community which exceed our original estimates due to increased materials, labor or other costs, which could make completion of the community uneconomical;

     * occupancy rates and rents at a newly completed development or redevelopment community may fluctuate depending on a number of factors, including market and economic conditions, and may not be sufficient to make the original estimated unleveraged returns on cost for the community;

     * we may not be able to obtain financing with favorable terms for the development or redevelopment of a community; and

     * we may be unable to complete construction or reconstruction and lease-up of a community on schedule, resulting in increased debt service expense and construction or reconstruction costs.

     Our development activities are also subject to the risk that we will be unable to obtain, or will face delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. If any of these events occurs, it could adversely affect our ability to achieve our projected yields on communities under development or redevelopment and could prevent us from making expected distributions to stockholders. See "--Real Estate Investment Risks."

     Construction costs have been increasing in our target markets, and the cost to develop new communities and redevelop acquired communities has, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. We cannot assure you that we will be able to charge rents upon completing the development or redevelopment of communities that will be sufficient to offset the effects of any increases in construction or reconstruction costs.

RISKS ASSOCIATED WITH ENTERING NEW MARKETS

     Although our historical management expertise is in Northern California, the Mid-Atlantic and the Northeast, we have expanded our ownership and operation of apartment communities into new markets in recent years. If appropriate opportunities arise, we may also make other selective investments in high barrier-to-entry markets outside of our current market areas. Our entry into new market areas will require us to apply our experience to these new market areas, but we cannot assure you that we will be able to successfully accomplish this or that our historical expertise will assist us in our expansion into new markets. If we expand into new markets in the future, we may be exposed to risks associated with:

     *  a lack of market knowledge and understanding of the local economy;

     * an inability to obtain land for development or to identify property acquisition opportunities;

     *  an inability to obtain construction tradespeople;

     *  sudden adverse shifts in supply and demand factors; and

     *  an unfamiliarity with local governmental and permitting procedures.

DEPENDENCE ON MARKET CONDITIONS IN PRIMARY MARKETS

     Of the 147 communities we currently own, 41 are located in Northern California (primarily in the San Francisco Bay Area), 18 are located in Southern California and 71 are located in the Mid-Atlantic and Northeast markets. Consequently, economic conditions in these primary markets will significantly influence our future performance. As a result of the merger, we have a more geographically diverse portfolio than either Bay or Avalon had before the merger. We believe that our increased geographical diversity will provide additional stability in the event of adverse economic conditions in any one region or market. However, a decline in the economy in one or more of our primary markets, or in the United States generally, could materially and adversely affect our operating results and our ability to make expected distributions to stockholders.

REAL ESTATE FINANCING RISKS

     No Limitation on the Company's Debt.   Debt covenants in our credit
facilities and our unsecured senior notes limit the amount of debt we can incur, but our charter and bylaws do not contain any such limitations. Because we do not have any debt incurrence restrictions in our charter or bylaws, we could increase the amount of outstanding debt at any time.

     Existing Debt Maturities, Balloon Payments and Refinancing Risks. We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. We anticipate that only a small portion of the principal of our debt will be repaid prior to maturity. Although we may be able to use cash flow to make future principal payments, we cannot assure you that sufficient cash flow will be available to make all required principal payments. Therefore, we may need to refinance at least a portion of our outstanding debt as it matures. Accordingly, there is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt.

     Risk of Rising Interest Rates. We expect to incur variable rate debt under credit facilities or in connection with the acquisition, construction and reconstruction of apartment communities in the future, as well as for other purposes. Accordingly, if interest rates increase, so will our interest costs.

     Bond Compliance Requirements. Some of our apartment communities are financed with obligations issued by various local government agencies or instrumentalities, the interest on which is exempt from federal income taxation. These obligations are commonly referred to as "tax-exempt bonds." Compared to unsecured debt, tax-exempt bonds are less cost competitive than in prior years and, moreover, generally must be secured by communities. Since we plan to use more unsecured debt in the future compared to prior experience, we expect that our use of tax-exempt bonds to finance communities will decline.

     Nevertheless, the bond compliance requirements for our current tax-exempt bonds, and the requirements of any future tax-exempt bond financing, may have the effect of limiting our income from communities subject to such financing. Under the terms of our tax-exempt bonds, we must comply with various restrictions on the use of the communities financed by such bonds, including a requirement that a percentage of apartments be made available to low and middle income households.

     In addition, some of our tax-exempt bond financing documents require that a financial institution guarantee payment of the principal of, and interest on, the bonds (a "credit enhancement"). The credit enhancement may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its credit enhancement obligations, or we are unable to renew the applicable credit enhancement or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.

REAL ESTATE INVESTMENT RISKS

     General Real Estate Ownership Risks. If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay distributions to our stockholders will be adversely affected. The following factors, among others, may adversely affect the revenues generated by our apartment communities:

     *  the national economic climate;

     * the perceptions by prospective residents of the safety, convenience and attractiveness of the communities;

     *  our ability to provide adequate management, maintenance and insurance;

     *  increased operating costs (including real estate taxes and utilities);
and

     * other market and economic conditions that may affect the local economy, which are described below.

     Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. For example, if we mortgage a community to secure payment of debt and are unable to meet the mortgage payments, we could sustain a loss as a result of foreclosure on the community or the exercise of other remedies by the mortgagee. In addition, real estate values and income from communities are also affected by such factors as the cost of compliance with government regulations, including zoning and tax laws, interest rate levels and the availability of financing.

     Risks Associated with Local Market Conditions. Local market and economic conditions may significantly affect apartment home occupancy or rental rates in that market. Occupancy and rental rates, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. These risks include:

     * the local economic climate (which may be adversely impacted by plant closings, industry slowdowns and other factors);

     * local real estate conditions (such as an oversupply of, or a reduced demand for, apartment homes);

     * a decline in household formation that adversely affects occupancy or rental rates;

     *  the inability or unwillingness of residents to pay rent increases;

     * the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on some of our communities, which could prevent us from raising rents to offset increases in operating costs; and

     * the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

Any of these risks could adversely affect our ability to achieve our desired yields on our communities and to make expected distributions to stockholders.

     Difficulty of Selling Apartment Communities. Real estate can be hard to sell, especially if local market conditions are poor. This may limit our ability to change our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws limit our ability to sell communities that we have owned for fewer than four years, and this may affect our ability to sell communities without adversely affecting returns to stockholders.

     Competition. Our apartment communities compete with numerous housing alternatives in attracting residents, including other rental apartments and single-family homes that are available for rent, as well as new and existing single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and increase or maintain rents.

     In addition, competitors for acquisitions and development communities may have greater resources than us, putting us at a competitive disadvantage.

RISK OF EARTHQUAKE DAMAGE IN CALIFORNIA MARKETS

     Many of our West Coast communities are located in the general vicinity of active earthquake faults. In July 1998, we obtained a seismic risk analysis from an engineering firm which estimated the probable maximum damage ("PMD") for each of the 60 West Coast communities that we owned at that time and for each of the five West Coast communities under development, individually and for all of those communities combined. To establish a PMD, the engineers first define a severe earthquake event for the applicable geographic area, which is an earthquake that has only a 10% likelihood of occurring over a 50-year period. The PMD is determined as the structural and architectural damage and business interruption loss that has a 10% probability of being exceeded in the event of such an earthquake. Because a significant number of our communities are located in the San Francisco Bay Area, the engineers' analysis defined an earthquake on the Hayward Fault with a Richter Scale magnitude of 7.1 as a severe earthquake with a 10% probability of occurring within a 50-year period. The engineers then established an aggregate PMD at that time of $113 million for the 60 West Coast communities that we owned at that time and the five West Coast communities under development. The $113 million PMD for those communities was a PMD level that the engineers expected to be exceeded only 10% of the time in the event of such a severe earthquake. The actual aggregate PMD could be higher or lower as a result of variations in soil classification and structural vulnerabilities. For each community, the engineers' analysis calculated an individual PMD as a percentage of the community's replacement cost and projected revenues. We cannot assure you that an earthquake would not cause damage or losses greater than the PMD assessments indicate, that future PMD levels will not be higher than the current PMD levels for our communities located on the West Coast, or that future acquisitions or developments will not have PMD assessments indicating the possibility of greater damages or losses than currently indicated.

     In August 1998, we renewed our earthquake insurance, both for physical damage and lost revenue, with respect to all of the communities we owned at that time and all of the communities under development. For any single occurrence, we self-insure the first $25 million of loss, and we have in place $75 million of coverage above this amount. In addition, our general liability and property casualty insurance provides coverage for personal liability and fire damage. In the event that an uninsured disaster or a loss in excess of insured limits were to occur, we could lose the capital we have invested in the affected community, as well as anticipated future revenue from that community, and we would continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

RISKS OF PROPERTY DAMAGE AND INCREASED EXPENSES RESULTING FROM INCLEMENT WEATHER

     Our communities in the Northeast and Midwest expose us to risks associated with inclement winter weather, including increased costs for the removal of snow and ice as well as from delays in the construction, reconstruction, development or redevelopment of apartment communities. In addition, inclement weather could increase the need for maintenance and repair of our communities. Similarly, unusually high rainfall or other inclement weather could result in increased costs due to delays in the construction, reconstruction, development or redevelopment of apartment communities. These costs and delays could adversely effect our financial performance.

POTENTIAL LIABILITY FOR ENVIRONMENTAL CONTAMINATION

     Under various federal, state and local environmental laws, a current or previous owner or operator of real estate may be required (often regardless of knowledge or responsibility) to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at its properties, and may be held liable to a governmental entity or to third parties for property damage and for investigation and remediation costs incurred by them in connection with the contamination. These costs could be substantial. The presence of such substances (or the failure to properly remediate the contamination) may materially and adversely affect the owner's ability to borrow against, sell or rent the affected property. In addition, certain environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with the contamination.

     Certain federal, state and local laws govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACMs") when such materials are in poor condition or in the event of reconstruction, remodeling, renovation, or demolition of a building. Those laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with our ownership and operation of the communities, we may potentially be liable for such costs.

     We are not aware that any ACMs were used in connection with the construction of the communities we developed. However, ACMs were used in connection with the construction of several of the communities that we have acquired. We do not anticipate that we will incur any material liabilities in connection with the presence of ACMs at our communities. We currently have or intend to implement an operations and maintenance program for each of the communities at which ACMs have been detected.

     All of our stabilized operating communities, and all of the communities that we are currently developing or redeveloping, have been subjected to a Phase I or similar environmental assessment (which generally does not involve invasive techniques such as soil or ground water sampling). These assessments have not revealed any environmental conditions that we believe will have a material adverse effect on our business, assets, financial condition or results of operations. We are not aware of any other environmental conditions which would have such a material adverse effect.

     However, we are aware that the migration of contamination from an upgradient landowner near Toscana, one of our communities which is under development, has affected the groundwater there. The upgradient landowner is undertaking remedial response actions and we expect that the upgradient landowner will take all necessary response actions. The upgradient landowner has also provided an indemnity that runs to current and future owners of the Toscana property and upon which we may be able to rely if we incur environmental liability arising from the groundwater contamination at issue.

     We are also aware that certain communities have lead paint and we are undertaking or intend to undertake appropriate remediation or management activity.

     Additionally, prior to their respective initial public offerings, Bay and Avalon had each been occasionally involved in developing, managing, leasing and operating various properties for third parties. Consequently, each may be considered to have been an operator of such properties and, therefore, potentially liable for removal or remediation costs or other potential costs which could relate to hazardous or toxic substances. We are not aware of any material environmental liabilities with respect to properties managed or developed by either Bay or Avalon for such third parties.

     We cannot assure you that:

     * the environmental assessments identified all potential environmental liabilities;

     * that no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

     * that no environmental liabilities developed since such environmental assessments were prepared;

     * that the condition of land or operations in the vicinity of our communities (such as the presence of underground storage tanks) will not affect the environmental condition of such communities; or

     * that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in the imposition of environmental liability.

FEDERAL INCOME TAX RISKS--FAILURE TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST

     We intend to operate in a manner that will allow us to continue to qualify as a REIT. Although we believe that we have been organized and our past and present operations qualify us as a REIT, we cannot assure you that this is true, or that we will remain qualified as a REIT in the future. This is because qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations and involves the determination of various factual matters and circumstances not entirely within our control.

     If either Bay or Avalon failed to qualify as a REIT prior to the merger, this failure could disqualify us as a REIT. If we fail to qualify as a REIT, we will be subject to federal income tax at regular corporate rates for both current and past years. In this event, we could be subject to potentially significant tax liabilities, and the amount of cash available for distribution to stockholders would be reduced and possibly eliminated. Unless entitled to relief under certain statutory provisions, we would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          1.1 Distribution Agreement, dated December 21, 1998, among the Company and the Agents, including Administrative Procedures, relating to the MTNs.

          4.1 Indenture, dated as of January 16, 1998, between the Company and the Trustee (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed on January 21, 1998).

          4.2 First Supplemental Indenture, dated January 20, 1998, between the Company and the Trustee (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed on January 21, 1998).

          4.3 Second Supplemental Indenture, dated July 7, 1998 between the Company and the Trustee (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed on July 9, 1998).

          4.4 Third Supplemental Indenture, dated December 21, 1998, between the Company and the Trustee, including forms of Floating Rate Note and Fixed Rate Note.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                    AVALONBAY COMMUNITIES, INC.



                                    By: /s/ Joanne Lockridge
                                       -------------------------------------
Dated: December 21, 1998                    Joanne Lockridge
                                            Vice President-Finance